[LOGO]


                                          October 22, 1997

Dear Fellow Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Washington Homes, Inc. to be held on Thursday, November 20, 1997, beginning at 10:00 a.m., local time, at the Greenbelt Marriott Hotel, Greenbelt, Maryland. I look forward to meeting as many of you as can attend the meeting.

     Holders of Washington Homes Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Shareholders. The Board of Directors recommends a vote "FOR" the proposals listed as items 1, 2, 3 and 4 in the Notice.

     Whether or not you plan to attend the Meeting in person, it is important that your shares of Washington Homes Common Stock be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.

                                          Sincerely,


                                          /s/ Geaton A. DeCesaris, Jr.
                                          ----------------------------
                                          Geaton A. DeCesaris, Jr.
                                          President and
                                          Chief Executive Officer

                                     [LOGO]

                              1802 Brightseat Road
                             Landover, MD 20785-4235

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1997

                               ------------------

To the Shareholders of
Washington Homes, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Washington Homes, Inc., a Maryland corporation (the "Company"), will be held on November 20, 1997, at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, commencing at 10:00 a.m., local time, for the following purposes:

     1.   To elect directors;

     2. To consider amendment of the Company's Employee Stock Option Plan to increase the number of shares of Common Stock available for option to 1,000,000 from 500,000.

     3. To consider amendment of the Company's Non-Employee Directors' Stock Option Plan to increase the number of shares available for option to 100,000 from 30,000.

     4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for fiscal year 1998; and

     5. To transact such other business as may properly come before the Meeting.

     Only holders of the Company's voting common stock of record at the close of business on October 16, 1997, the record date, are entitled to receive notice of and to vote at the Annual Meeting and all adjournments thereof.


                                          /s/ Christopher Spendley
                                          -----------------------------------
                                          Christopher Spendley
October 22, 1997                          Senior Vice President and Secretary


--------------------------------------------------------------------------------
HOLDERS OF VOTING COMMON STOCK ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                             WASHINGTON HOMES, INC.
                                 PROXY STATEMENT

     This Proxy Statement is being furnished to holders of the voting common stock, par value $.01 per share (the "Common Stock"), of Washington Homes, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's shareholders (the "Annual Meeting") to be held on Thursday, November 20, 1997, at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     This Proxy Statement and accompanying form of Proxy and Notice of Annual Meeting are first being mailed to holders of Common Stock on or about October 23, 1997. A copy of the Company's Annual Report to Shareholders for the fiscal year ended July 31, 1997, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

     Only holders of Common Stock of record at the close of business on October 16, 1997, the record date, are entitled to notice of and to vote at the Annual Meeting and adjournments thereof. As of October 16, 1997, there were 7,914,433 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. In addition, the Company had 28,330 shares of non-voting common stock outstanding which are convertible into voting common stock on a share-for-share basis.

     Each holder who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of shareholders at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the other matters to be acted upon at the Annual Meeting.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote FOR the election of the nominees for election as directors; FOR amendment of the Company's Employee Stock Option Plan; FOR amendment of the Company's Non-Employee Directors' Stock Option Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy will vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy).


                            1. ELECTION OF DIRECTORS

     Seven directors are proposed to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Properly executed proxies returned in a timely fashion will be voted in the election of each of the nominees named below, unless the shareholder indicates on the proxy that the vote should be withheld from any or all of such nominees.

     The Board of Directors has proposed the persons listed below as nominees for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company. The Company expects each nominee for election as a director at the Annual Meeting will stand for election and be able to serve as a director. If any nominee is unable to stand for election and serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

     Following is a listing of the nominees along with a brief summary of their business experience:

     Geaton A. DeCesaris, Sr., 66, has served as Chairman of the Board of the Company since August 1988. From June 1985 to August 1988, he served as Senior General Partner of Sonny DeCesaris and Sons Development Group, a real estate development and construction firm. Prior thereto from 1973 to June 1985, he was founder and President of Sonny DeCesaris and Sons Builders, Inc., and from 1960 to 1973, President of Procopio and DeCesaris Construction Company.

     Geaton A. DeCesaris, Jr., 42, has served as President, Chief Executive Officer and a Director of the Company since August 1988. Prior thereto from June 1985 to August 1988, Mr. DeCesaris was Managing General Partner of Sonny DeCesaris and Sons Development Group and, from 1973 to June 1985, Vice President of Sonny DeCesaris and Sons Builders, Inc.

     Thomas Connelly, 48, has served as a Director since September 1992. Since April 1997, he has been Vice President and Chief Financial Officer of Western Pacific Housing, a homebuilder based in El Segundo, California. Prior thereto from November 1996 to April 1997 he was Senior Vice President and Chief Financial Officer of the Forecast Group, LP (real estate) in Rancho Cucamonga, California; from August 1988 to November 1996 he was a Senior Vice President of the Company; and from September 1994 to September 1996 he served as the Company's Chief Financial Officer. Mr. Connelly has over 22 years experience in finance and real estate development.

     Paul C. Sukalo, 46, has served as Senior Vice President and a Director of the Company since August 1988. Prior thereto from June 1985 to August 1988, he was a general partner of Sonny DeCesaris and Sons Development Group. He has over 17 years of related construction experience, principally in residential construction and related services.

     Ronald M. Shapiro, 54, has been a Director of the Company since April 1993. Mr. Shapiro, an attorney, is President of Shapiro, Robinson & Associates, Inc., a professional sports management and contract negotiations firm which he founded in 1976. Since January 1992 he has served as Counsel To The Firm of Shapiro and Olander, Baltimore, Maryland, a law firm he founded in 1972. He is also a director of First Mariner, a bank holding company.

     Richard B. Talkin, 60, has been a Director of the Company since April 1993. Mr. Talkin is an attorney specializing in real estate related matters and has practiced law in Columbia, Maryland for over 25 years.

     Richard S. Frary, 50, has been a Director of the Company since December 1995. Mr. Frary is a partner and managing director of Tallwood Associates, Inc., a merchant banking firm located in New York, which specializes in corporate restructurings and real estate and has held that position since 1990. He is also a director of Value Property Trust, a real estate investment trust.

     Geaton A. DeCesaris, Sr., Chairman of the Board, is the father of Geaton A. DeCesaris, Jr., President and a Director; Marco A. DeCesaris, Vice President; and A. Hugo DeCesaris, Vice President; and is the father-in-law of Paul C. Sukalo, Senior Vice President and a Director.


                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has designated several committees of the Board, including a Compensation Committee, an Audit Committee and an Executive Committee, the functions and membership of which are described below.

     The Compensation Committee is responsible for approving recommendations to the Board of Directors regarding salaries, incentive bonuses and other compensation arrangements with executive officers of the Company and for the administration of the Washington Homes Employee Stock Option Plan. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for and scope of the independent auditors' examination, meeting with the independent auditors to review the adequacy of internal controls and reporting and performing any other duties or functions deemed appropriate by the Board. The Executive Committee may, with certain limitations, act for the Board of Directors between meetings of the Board.

     The members of both the Compensation and Audit Committees during fiscal 1997 were Messrs. Frary, Shapiro and Talkin. Mr. Shapiro was Chairman of the Compensation Committee and Mr. Frary was Chairman of the Audit Committee. The Executive Committee consists of Geaton A. DeCesaris, Sr., Geaton A. DeCesaris, Jr. and Paul C. Sukalo.

     During fiscal 1997, the Board of Directors met six times, the Executive Committee acted by unanimous consent five times, the Compensation Committee met once and acted by unanimous consent five times and the Audit Committee met once.


                              DIRECTOR COMPENSATION

     During fiscal 1997, the Company paid each non-employee director $6,000 per year plus $2,500 for each Board meeting and $1,000 for each committee meeting not held in conjunction with a Board meeting which they attended and reimbursed such directors for all out-of-pocket expenses incurred in connection with their activities as directors. During fiscal 1997 each non-employee director (with the exception of Mr. Connelly) received an option under the Company's Non-Employee Directors' Stock Option Plan to purchase 3,000 shares of Common Stock at a price of $3.69 per share (the market price at the date of grant). During the fiscal year ended July 31, 1997, the Company engaged Mr. Talkin as counsel to provide legal services to the Company in certain matters.

              SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of September 30, 1997 with respect to the beneficial ownership of the Company's voting common stock by each person known by the Company to be the beneficial owner of more than five percent of its outstanding voting common stock:

                                                         SHARES OF VOTING COMMON
                                                        STOCK BENEFICIALLY OWNED
             NAME AND ADDRESS                           ------------------------
         OF BENEFICIAL OWNERS(1)                          NUMBER      PERCENT(2)
         -----------------------                          ------      ----------
Geaton A. DeCesaris, Sr. (3)(4)(5)....................    812,088        10.2

Geaton A. DeCesaris, Jr. (3)(4)(5)....................  1,090,389        13.7

Marco A. DeCesaris (4)(5).............................    523,333         6.6

A. Hugo DeCesaris (3)(4)(5)...........................    446,000         5.6

Joseph A. DeCesaris (3)(4)(5).........................    482,334         6.1

FMR Corp. and
Fidelity Management and Research Corporation (6)
82 Devonshire Street
Boston, MA 02109-3614.................................    501,400         6.3

Dimensional Fund Advisors, Inc. (7)
1299 Ocean Avenue
Santa Monica, CA 90401................................    415,500         5.2
----------
(1) The address for DeCesaris family members is 1802 Brightseat Road, Landover, Maryland 20785-4235.

(2) Based on 7,942,763 shares outstanding which includes 28,330 shares of non-voting common stock which are convertible into shares of voting common stock on a share-for-share basis.

(3) Includes shares held by spouse and jointly with spouse. Each person listed has joint voting and investment power with that person's spouse with respect to the shares jointly owned. Also includes shares held in that person's retirement plan accounts.

(4)  Geaton A. DeCesaris,  Jr., Marco A. DeCesaris, A. Hugo DeCesaris and Joseph
     A. DeCesaris are the sons and Paul C. Sukalo is the son-in-law of Geaton A. DeCesaris, Sr. While these persons have acted together in various businesses, principally in real estate, there is no agreement among them to vote their shares together or to otherwise act in concert concerning the affairs of the Company. Each of the individuals disclaims beneficial ownership of any shares other than as listed opposite such person's name in the table above or the table on the next page.

(5) In addition to shares listed above, various DeCesaris family trusts hold 340,000 shares of Common Stock for the benefit of family members, portions of which may be deemed indirectly beneficially owned as follows: 100,000 shares by Geaton A. DeCesaris, Jr., 40,000 shares by Marco A. DeCesaris, 40,000 by A. Hugo DeCesaris and 80,000 by Joseph A. DeCesaris. The co-trustees of these trusts have shared voting and investment power with respect to shares held.

(6) Beneficial ownership as of June 30, 1997. FMR Corp. has informed the Company that it has sole voting power with respect to no shares and sole disposition power with respect to all shares held.

(7) Beneficial ownership is as of June 30, 1997. Dimensional Fund Advisors, Inc. ("DFA"), a registered investment advisor, has informed the Company that it has sole power to vote 281,300 shares and sole dispositive power with respect to all shares held. Officers of DFA have the power to vote 134,200 shares.

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of September 30, 1997 regarding beneficial ownership of the Company's common stock (both voting and non-voting shares) by each Director, each nominee to become a Director, each of the Company's five most highly compensated executive officers and the Directors and executive officers of the Company as a group:

                                        NUMBER OF SHARES         PERCENTAGE OF
          NAME                         BENEFICIALLY OWNED     OUTSTANDING SHARES
          ----                         ------------------     ------------------
Geaton A. DeCesaris, Jr..............  1,090,389 (1)(2)(3)           13.7
Geaton A. DeCesaris, Sr..............    812,088 (1)                 10.2
Cameron Ross.........................       --   (3)                  *
Paul C. Sukalo.......................    279,961 (1)(3)(4)            3.5
Christopher Spendley.................       --   (3)                  *
Thomas Connelly......................     39,503 (1)                  *
Ronald M. Shapiro....................      2,225 (3)                  *
Richard B. Talkin....................      9,000 (1)(3)               *
Richard S. Frary.....................     53,830 (1)(3)(5)            *
All Directors and executive officers
  as a group (16 persons)............  3,264,798 (1)(2)(3)(4)(5)     41.1
----------
* Less than 1% of issued and outstanding shares of common stock (both voting and non-voting).

(1) Includes shares held jointly with spouse, shares held for benefit of minor children and/or shares held in retirement plan accounts.

(2) Does not include 100,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Geaton A. DeCesaris, Jr.

(3) Does not include shares which such person has a right to acquire through the exercise of options as follows: Mr. DeCesaris 55,000; Mr. Sukalo 16,000; Mr. Spendley 40,000; Mr. Ross 12,000; Mr. Shapiro 6,000; Mr. Talkin 6,000; Mr. Frary 4,000 and all executive officers and directors as a group.

(4) Does not include 60,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Paul C. Sukalo.

(5)  Includes 28,330 shares of non-voting common stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid to the Company's chief executive officer and its four other most highly compensated executive officers serving at July 31, 1997 for services rendered during the last three fiscal years:


                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                            -----------------
                                                                ANNUAL COMPENSATION             NUMBER OF
                                                         --------------------------------   SHARES UNDERLYING
     NAME AND PRINCIPAL POSITION           FISCAL YEAR    SALARY     BONUS    OTHER(1)(2)    OPTIONS GRANTED
     ---------------------------           -----------   --------   -------   -----------   -----------------
Geaton A. DeCesaris, Jr.................       1997      $350,000   $65,000     $2,687           30,000
President and Chief Executive Officer          1996       350,000      --        1,000           12,500
                                               1995       350,000    50,000      1,000           12,500

Geaton A. DeCesaris, Sr.................       1997       260,000      --        2,340             --
Chairman of the Board                          1996       260,000      --        1,000             --
                                               1995       260,000      --        1,000             --

Cameron Ross............................       1997       165,390    60,655      2,199             --
President, Westminster Homes, Inc.             1996       159,082   121,963      1,000            6,000
                                               1995       145,082    31,433      1,000            6,000

Paul C. Sukalo..........................       1997       140,000    65,750      2,298            4,000
Senior Vice President                          1996       135,300    48,430      1,000            6,000
                                               1995       135,300    41,333      1,000            6,000

Christopher Spendley....................       1997       139,373    35,000       --             40,000
Senior Vice President                          1996          --        --         --               --
                                               1995          --        --         --               --

----------
(1) Includes the matching amounts paid by the Company to the Company's 401(k) Plan under which employee contributions are partially matched up to the greater of $1,000 or 1.5% of compensation.

(2) Excludes perquisites and other personal benefits since the aggregate amount of such compensation is the lesser of $50,000 or 10% of salary and bonus combined.

     The Company does not have employment agreements with any of its executive officers.

     The following tables set forth certain information concerning the granting and exercise of stock options during the fiscal year ended July 31, 1997, by the persons named in the Summary Compensation Table and the value of all unexercised options at the end of the fiscal year:


                         AGGREGATED OPTION EXERCISES IN
                              LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                      VALUE OF
                                                      UNEXERCISED   UNEXERCISED
                           SHARES ACQUIRED    VALUE    OPTIONS AT      IN THE
          NAME               ON EXERCISE    REALIZED    7/31/97    MONEY OPTIONS
          ----             ---------------  --------  -----------  -------------
Geaton A. DeCesaris, Jr...        --           --        55,000          --
Geaton A. DeCesaris, Sr...        --           --          --            --
Cameron Ross..............        --           --        12,000          --
Paul C. Sukalo............        --           --        16,000          --
Christopher Spendley......        --           --        40,000          --


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSMUED
                                                                                            ANNUAL RATES
                                                 % OF TOTAL                                OF STOCK PRICE
                                    NUMBER         OPTIONS                                APPRECIATION FOR
                                  OF SHARES      GRANTED TO     EXERCISE                     OPTION TERM
                                  UNDERLYING    EMPLOYEES IN     PRICE      EXPIRATION  --------------------
          NAME                 OPTIONS GRANTED   FISCAL YEAR  PER SHARE(1)     DATE         5%        10%
          ----                 ---------------  ------------  ------------  ----------   -------   --------
Geaton A. DeCesaris, Jr......       30,000         12.71%        $4.06        9/18/06    $58,549   $165,357
Geaton A. DeCesaris, Sr......         None           --            --            --         --         --
Cameron Ross.................         None           --            --            --         --         --
Paul C. Sukalo...............        4,000          1.69%         3.69        9/18/06      9,282     23,524
Christopher Spendley.........       20,000          8.47%         4.25        8/18/06     53,456    135,468
                                    20,000          8.47%         4.69        1/31/07     58,990    149,493

----------
(1) Options are exercisable as follows: 25% beginning 1 year after grant; 50% beginning 2 years after grant; and fully exercisable beginning 4 years after grant.


                              CERTAIN TRANSACTIONS

     The Company currently leases over 24,000 square feet of office space in the Ingle West Office Building in Landover, Maryland from Citadel Land, Inc., a corporation owned by members of the DeCesaris family, pursuant to a lease expiring in October 2000 at a base annual rental of $414,000. The rental is subject to adjustment for increased operating expenses and changes in the Consumer Price Index. In fiscal 1997, the Company paid Citadel $443,041 in rentals.


                        REPORT OF COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

     The Board of Directors has determined that the Company's executive compensation program will be administered by the Compensation Committee (the "Committee") which consists of three non-employee independent directors. The Committee was established in April 1993, following completion of the Company's initial public offering.

     For fiscal 1997 executive compensation consisted generally of base salary, bonuses and grants of stock options under the Company's Employee Stock Option Plan. The Committee annually reviews the Company's executive compensation program and policies and approves compensation for executive personnel.

     The overall policy objective of the Company's executive compensation program is to provide base compensation levels and compensation incentives (in the form of bonuses and stock options) that attract and retain the highest quality individuals for key executive positions with the Company. The executive compensation program is intended to recognize individual contribution to corporate performance and to recognize the overall performance of the Company relative to the performance of other corporations in the homebuilding industry.

BASE COMPENSATION

     The Committee annually reviews base compensation levels of executive personnel to determine that such compensation is competitive, both individually and in the aggregate, with other homebuilding industry companies of comparable size and profitability. Comparisons with other companies are obtained through public information and surveys of homebuilding industry compensation available from outside compensation advisors. Individual base compensation levels are set based upon these competitive factors, but also are varied based upon performance, experience and the scope of each particular position.

BONUSES

     The Company awards annual and periodic cash bonuses to its executive personnel. These bonuses tie a portion of compensation directly to results achieved during each fiscal year. Individual amounts are determined by an evaluation of individual performance, division performance and Company performance. As with base compensation, the Committee reviews bonuses and the bonus structure annually in an effort to set a program which promotes behavior which is intended to enhance shareholder value and is competitive, both as to the bonus and when combined with base salary, with other homebuilders of comparable size and profitability.

     For fiscal 1997, bonuses for executive personnel in each of the Company's operating divisions were tied, in large measure, to the ability of each division to meet or exceed the business plan objectives established at the beginning of the fiscal year as calculated by various measurements of financial and operating performance.

     Bonuses for executive personnel whose activities are not directly a part of the operating divisions were based in part upon the ability of the Company to meet or exceed pre-set performance goals, in part on the achievement of specific objectives in programs of a broader nature and in part were set at levels to bring total cash compensation in line with other homebuilders. A bonus for the chief executive officer was to be based on achieving after-tax financial results by the Company and its subsidiaries in relation to its business plan and on the achievement of specific objectives in programs of a broader nature.

STOCK OPTIONS

     Stock options are granted as a means of aligning the economic interests of key personnel with those of the shareholders of the Company. For fiscal 1997, stock options were granted for 236,000 shares of the Company's Common Stock.

     In the past, options were granted to all executive and other key personnel at time of the Company's initial public offering who were not then shareholders of the Company. Other options also have been granted at the time of hire of executive and management personnel. For fiscal 1997 the Committee established a program for grants for additional awards based on individual performance. In addition, at the time of hire, options were granted in fiscal 1997 based on the potential for future contribution to the success of the Company.

CEO COMPENSATION

     The criteria previously enumerated are those that have been applied to the Company's Chief Executive Officer, Geaton A. DeCesaris, Jr. During fiscal 1997 Mr. DeCesaris received base compensation of $350,000, which was unchanged from fiscal 1996. Mr. DeCesaris received a bonus for fiscal 1997 of $65,000. This was an increase of $65,000 from fiscal 1996 level when he declined a bonus. In determining Mr. DeCesaris' compensation the Committee recognized that the Company did not fully achieve its financial goals for the year, despite progress made in several areas including geographical expansion, integration of expanded operations and management of the Company's land position. During the year, Mr. DeCesaris received options to purchase 30,000 shares of common stock.

                                          Ronald M. Shapiro
                                          Richard B. Talkin
                                          Richard S. Frary
                                          Members of the Compensation Committee


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS

     Mr. Talkin, a member of the Compensation Committee, performs legal services for the Company.


                 2. PROPOSAL TO AMEND EMPLOYEE STOCK OPTION PLAN

     On September 17, 1992, the Company adopted the Washington Homes Employee Stock Option Plan (the "Option Plan") pursuant to which options for up to 500,000 shares of Common Stock could be granted to officers and other key employees of the Company. On July 18, 1997, the Board of Directors voted to increase the number of shares for which options could be granted to 1,000,000 subject to shareholder approval at this meeting. This was done to enable the continued granting of options in excess of the 500,000 available under the plan. At July 31, 1997 there were outstanding options to purchase 432,000 shares of the Company's voting common stock at prices ranging from $3.69 to $5.50. It is estimated that approximately 50 persons are eligible for participation in the Plan at this time. Options granted under the Option Plan can be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO's") or non-qualified options ("NQO's"). The recipients of options, type of option, and terms are determined by the Compensation Committee of the Board of Directors (the "Committee").

     ISO's granted under the Option Plan to holders of ten percent or less of the Company's outstanding equity securities will have an exercise price not lower than the fair market value of a share of the Company's Common Stock on the date of the grant. The exercise price of ISO's granted to holders of more than ten percent of the Company's outstanding equity securities will have an exercise price of at least 110 percent of the fair market value of a share of the Company's Common Stock at the time of the grant. The aggregate fair market value of stock subject to ISO's, as determined upon grant, which are exercisable by an optionee for the first time during any calendar year cannot exceed $100,000. The exercise price of all NQO's granted under the Option Plan will be no less than the fair market value of a share of Common Stock at the time the NQO is granted.

     Options will become exercisable no less than 12 months following the date of grant. Options are not transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a designation of beneficiary upon death.

     An option remains exercisable until the earlier of (i) ten years from the date of grant in the case of a NQO or an ISO granted to a holder of ten percent or less of the Company's voting stock or five years from the date of grant in the case of an ISO granted to a holder of more than ten percent of the Company's voting stock, or (ii) three months after the date on which the optionee ceases to be employed by the Company. If an optionee dies while employed by the Company, options may be exercised during the earlier of the period ending on the expiration date of the option or one year following the optionee's death, provided that an ISO exercised later than three months after death will be treated for federal income tax purposes as a NQO.

     The Option Plan allows for the exercise of options in whole or in part. The option holder can exercise an option with payment in cash or, with the consent of the Committee, by delivering shares of Common Stock equal in fair market value to the purchase price of the shares to be acquired pursuant to the option or by delivery instructions for a broker to deliver sale or loan proceeds to the Company.

     The federal income tax consequences are as follows:

     ISO's. Generally, income is not recognized by an optionee when an ISO is granted or exercised. If the stock obtained upon exercise of an ISO is sold more than one year after exercise and two years after the option is granted, the difference between the option price and the amount realized on the sale is taxable to the optionee as a long-term capital gain. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO or the sale of the stock acquired upon exercise thereof, if the stock is held by the optionee for the requisite periods.

     If, however, the stock acquired upon exercise of an ISO is sold less than one year after exercise or less than two years after the option is granted, the lesser of (i) the difference between the fair market value on the date of exercise and the option exercise price or (ii) the difference between the amount realized on the sale and the option exercise price is taxable to the optionee as ordinary income and the Company is entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, is taxable as a long-term or short-term capital gain, depending on the length of time the stock is held.

     NQO's. Since an NQO does not have a "readily ascertainable" fair market value at the time the NQO is granted, no income is recognized by an optionee at such time. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the then fair market value of the Common Stock acquired. The Company will be entitled to a deduction in an amount corresponding to such difference. The optionee's basis in the Common Stock acquired upon exercise of an NQO will be equal to the option exercise price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as a capital gain or loss.

     During the fiscal year ended July 31, 1997, options to purchase 189,000 shares of Common Stock of the Company were granted under the Employee Stock
Option Plan and options for an additional 47,000 shares were issued with an exercise price of $3.69 to replace options issued in 1993 with an exercise price of $9.00 per share. Options for 89,000 shares were canceled during the year. No options have ever been exercised under the Option Plan.

     A favorable vote of a majority of the shares represented at the Meeting is required for approval of the Amendment.


                 3. APPROVAL OF AN AMENDMENT TO THE STOCK OPTION
                         PLAN FOR NON-EMPLOYEE DIRECTORS

     In 1994, the Company adopted and shareholders approved the Washington Homes Non-Employee Directors' Stock Option Plan (the "Directors Plan") which provides for the issuance to each non-employee director of the

Company   options  to  purchase   shares  of  Washington   Homes  Common  Stock.
Shareholders are being asked to consider approval of an Amendment to the Directors' Plan which would increase the number of shares available for option under the Directors' Plan to 100,000 from 30,000. The Amendment to the Directors' Plan was adopted by the Board of Directors with the non-employee directors abstaining from the vote.

     The purchase price for the Common Stock subject to options under the Directors Plan is its fair market value on the date of grant. Options become exercisable for 25% of the option grant one year after the date of grant, 50% of the option grant two years after the date of grant and are fully exercisable three years after the date of grant.

     The purpose of the Plan is to enable members of the Board of Directors, who are not current employees of the Company, to increase their ownership of Washington Homes Common Stock and to align their interests with the shareholders of the Company in consideration of their services to the Company. Messrs. Connelly, Frary, Shapiro and Talkin are currently the only directors who will be eligible to participate in the Plan.

     A non-employee director will be able to exercise his or her stock options for 90 days following cessation of service as a director. Options will also be exercisable for 6 months following the death of an option holder.

     Since the Directors' Plan was adopted in 1994, options for 21,000 shares have been granted at exercise prices ranging from $3.63 to $6.00 per share. Options for 2,000 shares have been canceled and no options have been exercised.

     Following adoption of the proposed Amendment, a total of 100,000 shares of Washington Homes Common Stock will be available for issuance under the Directors' Plan. Options issued under the Directors' Plan will be exercisable for a period of ten years. The number of shares available for award, and the exercise price and share available under outstanding options, are subject to adjustment to reflect any stock split, stock dividend, recapitalization or other reorganization of the Company.

     The Directors' Plan is administered by a Committee consisting of the directors of the Company who are not outside directors. No persons other than non-employee directors are eligible to participate in the Plan. The Committee will determine additional grants of stock options under the Directors' Plan, as amended.

     Options to be issued under the Directors' Plan are "non-qualified options" ("NQO'S") for Federal income tax purposes. Since an NQO does not have a "readily ascertainable" fair market value at the time the NQO is granted, no income is recognized by an optionee at such time. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the then fair market value of the Common Stock acquired. The Company will be entitled to a deduction in an amount corresponding to such difference. The optionee's basis in the Common Stock acquired upon exercise of an NQO will be equal to the option exercise price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as a capital gain or loss.

     A favorable vote of a majority of the shares represented at the Meeting is required for approval of the Amendment.

                             CUMULATIVE TOTAL RETURN

     The following graph compares the total return of the Company's Common Stock during the period from February 26, 1993 to July 31, 1997 with the Standard and Poor's 500 Stock Index and the Dow Jones Home Construction Index:









                                 [INSERT GRAPH]









* $100 invested on February 26, 1993 in stock or index including reinvestment of Dividends. Fiscal year ending July 31.

                     4. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP to serve as independent auditors for the Company and its subsidiaries for the fiscal year ended July 31, 1998. The appointment was made subject to ratification by shareholders. Deloitte & Touche LLP and its predecessors have served as independent auditors for the Company since 1967.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

     The affirmative vote of a majority of the shares represented at the meeting is required for ratification.


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who are holders of more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms filed. The Company believes that during fiscal 1997, its officers, directors and greater than ten-percent beneficial holders complied with all applicable Section 16(a) filing requirements.


                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and other employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and other employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                 PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Shareholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the next annual meeting of its shareholders by submitting proposals to the Company in a timely manner. In order to be so included for the 1998 Annual Meeting, shareholder proposals must be received by the Company no later than July 1, 1998, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

     The only matters expected to come before the Annual Meeting are those set forth in this Proxy Statement. The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the meeting or any adjournment thereof, the persons named in the Proxy will have discretion to vote in accordance with their best judgment on such matters.


                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          /s/ Christopher Spendley
                                          --------------------------------
                                          Christopher Spendley
                                          Senior Vice President and
                                          Secretary

[Washington Homes Logo]


                             WASHINGTON HOMES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Geaton A. DeCesaris, Jr. and Christopher Spendley, or either one, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Washington Homes, Inc., a Maryland corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 20, 1997, and any adjournments or postponements thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. The undersigned hereby revokes all proxies heretofore given.


                          (Continued on reverse side)


                ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED                       Please mark
                                 AS RECOMMENDED BY THE BOARD OF DIRECTORS                                         your votes as  [X]
                                                                                                                  indicated in
                                                                                                                  this example
1. Election of Directors (mark only one)

    Vote FOR all nominees             Vote     Geaton A. DeCesaris, Sr.   Thomas Connelly,    Richard S. Frary,    Richard B. Talkin
  listed and recommended by         WITHHELD   Geaton A. DeCesaris, Jr.   Paul Sukalo,        Ronald M. Shapiro,
the Board of Directors (except     from all
 as directed to the contrary)      nominees    INSTRUCTION: To withhold authority  to vote  for any individual nominee, line through or otherwise strike out that nominee's name above.

            [ ]                       [ ]      _____________________________________________________________________________________

2. Proposal to Amend Employee Stock            3. Proposal to Amend Non-Employee Director's     4. Proposal to ratify appointment of
   Option Plan                                    Stock Option Plan                                independent auditors

      FOR   AGAINST   ABSTAIN                            FOR   AGAINST   ABSTAIN                        FOR   AGAINST   ABSTAIN
      [ ]     [ ]       [ ]                              [ ]     [ ]       [ ]                          [ ]     [ ]       [ ]

                                                                                                PLEASE  SIGN,  DATE AND  RETURN THIS
                                                                                       -----    PROXY,  USING  THE  ENCLOSED POSTAGE
                                                                                           |    PREPAID ENVELOPE.
                                                                                           |
                                                                                           |    ____________________________________
                                                                                           |    Signature

                                                                                                ____________________________________
                                                                                                Signature

                                                                                                Dated: _______________________, 1997

                                                                                                When signing  as attorney, executor,
                                                                                                administrator, trustee  or guardian,
                                                                                                please give full  title as  such. If
                                                                                                the  signer  is a  corporation, sign
                                                                                                the  full  corporate  name  by  duly
                                                                                                duly authorized officer.